EXHIBIT 10.17

Amendment to Credit Agreement
This agreement is dated as of October 31, 2006, by and between TASER International, Inc. (the “Borrower”) and JPMorgan Chase Bank, N.A. (the “Bank”), and its successors and assigns. The provisions of this agreement are effective on November 1, 2006 (the “Effective Date”).
WHEREAS, the Borrower and the Bank entered into a credit agreement dated June 22, 2004, as amended (if applicable) (the “Credit Agreement”); and
WHEREAS, the Borrower has requested and the Bank has agreed to amend the Credit Agreement as set forth below;
NOW, THEREFORE, in mutual consideration of the agreements contained herein and for other good and valuable consideration, the parties agree as follows:
1.	DEFINED TERMS. Capitalized terms not defined herein shall have the meaning ascribed in the Credit Agreement.
2.	WAIVER. The Bank hereby waives the violation of Section 5.2 B. of the Credit Agreement, entitled “Sale of Shares”, and any default caused thereby, which violations occurred prior to the date of this agreement, but strict compliance with each of these covenants shall be required at all times hereafter. Nothing in this paragraph shall be construed as a waiver of any other term or condition of the Credit Agreement nor shall be construed as a commitment on the part of the Bank to waive any subsequent violation of the same or any other term or condition set forth in the Credit Agreement, as amended by this agreement.
3.	MODIFICATION OF CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:
3.1	From and after the Effective Date, Section 5.2 B. captioned “Sale of Shares” of the Credit Agreement is amended and restated to read as follows:
B. Sale of Shares. Issue, sell or otherwise dispose of any shares of its capital stock or other securities, or rights, warrants or options to purchase or acquire those shares or securities, except that (i) Borrower can acquire shares of its capital stock or other securities in an amount not to exceed $10,000,000.00 in the aggregate (inclusive of the $2,200,000.00 already acquired, leaving $7,800,000.00 in the aggregate that may be acquired under this exception), if there is no existing default under this agreement or any agreement related to the Liabilities and to do so will not cause a default under any of such agreements and (ii) Borrower can issue and permit the exercise of employee, director and consultant stock options in the ordinary course of business.
4.	RATIFICATION. The Borrower ratifies and reaffirms the Credit Agreement and the Credit Agreement shall remain in full force and effect as modified herein.
5.	BORROWER REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants that, other than as may be described in Section 2 of this agreement (a) the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date of this agreement, (b) no condition, act or event which could constitute an event of default under the Credit Agreement or any promissory note or credit facility executed in reference to the Credit Agreement exists, and (c) no condition, event, act or omission has occurred, which, with the giving of notice or passage of time, would constitute an event of default under the Credit Agreement or any promissory note or credit facility executed in reference to the Credit Agreement.
6.	FEES AND EXPENSES. The Borrower agrees to pay all fees and out-of-pocket disbursements incurred by the Bank in connection with this agreement, including legal fees incurred by the Bank in the preparation, consummation, administration and enforcement of this agreement.
7.	EXECUTION AND DELIVERY. This agreement shall become effective only after it is fully executed by the Borrower and the Bank.
8.	ACKNOWLEDGEMENTS OF BORROWER. The Borrower acknowledges that as of the date of this agreement it has no offsets with respect to all amounts owed by the Borrower to the Bank arising under or related to the Credit Agreement on or prior to the date of this agreement. The Borrower fully, finally and forever releases and discharges the Bank and its successors, assigns, directors, officers, employees, agents and representatives from any and all claims, causes of action, debts and liabilities, of whatever kind or nature, in law or in equity, of the Borrower, whether now known or unknown to the Borrower, which may have arisen in connection with the Credit Agreement or the actions or omissions of the Bank related to the Credit Agreement on or prior to the date hereof. The Borrower acknowledges and agrees that this agreement is limited to the terms outlined above, and shall not be construed as an agreement to change any other terms or provisions of the Credit Agreement. This agreement shall not establish a course of dealing or be construed as evidence of any willingness on the Bank’s part to grant other or future agreements, should any be requested.
9.	NOT A NOVATION. This agreement is a modification only and not a novation. Except for the above-quoted modification(s), the Credit Agreement, any loan agreements, credit agreements, reimbursement agreements, security agreements, mortgages, deeds of trust, pledge agreements, assignments, guaranties, instruments or documents executed in connection with the Credit Agreement, and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This agreement is to be considered attached to the Credit Agreement and made a part thereof. This agreement shall not release or affect the liability of any guarantor of any promissory note or credit facility executed in reference to the Credit Agreement or release any owner of collateral granted as security for the Credit Agreement. The validity, priority and enforceability of the Credit Agreement shall not be impaired hereby. To the extent that any provision of this agreement conflicts with any term or condition set forth in the Credit Agreement, or any document executed in conjunction therewith, the provisions of this agreement shall supersede and control. The Bank expressly reserves all rights against all parties to the Credit Agreement.

Borrower:

TASER International, Inc.

By:	/s/ Daniel M. Behrendt

	DANIEL M. BEHRENDT	CFO

	Printed Name	Title

Date Signed: November 1, 2006

Bank:

JPMorgan Chase Bank, N.A.

By:	/s/ Steven J. Krakoski

	STEVEN J. KRAKOSKI	SVP

	Printed Name	Title

Date Signed: November 1, 2006

2